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                                                                   EXHIBIT 23(D)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


  We consent to the inclusion in the Prospectus forming a part of the Registration Statement on Form S-4 filed by Norwest Corporation, of our report dated January 14, 1994, on our audits of the consolidated financial statements of LaPorte Bancorp and subsidiary as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.



                                 COOPERS & LYBRAND


  South Bend, Indiana
  July 8, 1994